Exhibit 99.5

FORM OF XPERI CORPORATION PROXY CARD — PRELIMINARY

111234567812345678123456781234567812345678123456781234567812345678NAMETHE COMPANY NAME INC.—COMMON 123,456,789,012.12345THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345THE COMPANY NAME INC.—401 K 123,456,789,012.12345â†’x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateCONTROL #SHARES0 0 00 0 00 0 00000459627_1 R1.0.1.18XPERI CORPORATION3025 ORCHARD PKWYSAN JOSE, CALIFORNIA 95134-2017Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET—www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORthe following proposals: For Against Abstain1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended onJanuary 31, 2020, by and among Xperi Corporation, a Delaware corporation, TiVo Corporation, a Delawarecorporation, XRAY-TWOLF HoldCo Corporation, a Delaware corporation,XRAY Merger Sub Corporation, a Delawarecorporation, and TWOLF Merger Sub Corporation, a Delaware corporation (such agreement is referred to as the“merger agreement” and such proposal is referred to as the “Xperi merger proposal”).2. To approve the adjournment of the Xperi Corporation special meeting, if necessary or appropriate, to solicitadditional proxies if there are not sufficient votes to approve the Xperi merger proposal.3. To approve, by non-binding, advisory vote, the compensation that may become payable to Xperi’s named executiveofficers in connection with the consummation of the mergers contemplated by the merger agreement.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.

Preliminary Form of Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

XPERI CORPORATION
Special Meeting of Shareholders
May 29, 2020, 9 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jon Kirchner, Paul Davis and Robert Andersen, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of XPERI CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9 a.m., Pacific Time on May 29, 2020, at 3025 Orchard Parkway, San Jose, California 95134, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000459627_2 R1.0.1.18